Exhibit 99.1

ITEC ENVIRONMENTAL ADDS NEW MEMBERS TO ITS BOARD OF DIRECTORS

Oakdale, Calif., March 25, 2004

Itec Environmental Group, Inc., (OTCBB ITCV) Today announced changes to its Board of Directors. Recent additions include Jeffrey Chartier, President of Chartier Financial Group.  Mr. Chartier brings to the Board extensive experience in investment banking and financial dealings with publicly traded companies.  Edward Taxin joins the board with extensive experience in Investor Relations.  Mr. Taxin is the host of the “Financial Hour”, a radio talk show specializing in the dissemination of information about publicly traded companies.    In addition, the company has accepted the resignation of Lisa Fitzpatrick.   Gary DeLaurentiis, Chairman and CEO of ITEC said “As our company matures it is important that we add carefully selected board members to help the company achieve its goals in the complex recycling industry and business environment.”  ITEC is an Oakdale, CA. based company.

Safe Harbor Statement

This press release contains certain "forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1965, including statements concerning the anticipated delivery dates. This news release also contains forward-looking statements within the meaning of Section 37A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual events or results may differ materially from those referred to in such statements. The company relies on third-party vendors to manufacture its system, not yet introduced commercially. Risks and assumptions include, but are not limited to, the ability of its vendors to manufacture and deliver a successful commercial version of its principal product, as well as the company's ability to generate customer demand, to achieve acceptable pricing, to respond to competition, to manage growth, to make timely payment on it outstanding obligations, and to manage regulatory and legislative developments that affect its system.

CONTACT:

Ed Taxin

Director of Investor Relations

Itec Environmental Group, Inc

693 Hi Tech Parkway Suite 3

Oakdale, CA 95361

PHONE: (209) 848-3900

EMAIL: info@iteceg.com

URL: http://www.iteceg.com